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                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]                     FILED BY A PARTY OTHER
                                                THAN THE REGISTRANT [ ]

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CHECK THE APPROPRIATE BOX:
[ ] Preliminary Proxy Statement
[ ] Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            MFS Charter Income Trust
                      MFS Government Markets Income Trust
                         MFS Intermediate Income Trust
                          MFS Multimarket Income Trust
                           MFS Municipal Income Trust
                            MFS Special Value Trust
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
   [X] No fee required.
   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:

       2) Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4) Proposed maximum aggregate value of transaction:

       5) Total Fee Paid:

   [ ] Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount previously paid:

       2) Form, Schedule or Registration Statement No.:

       3) Filing Party:

       4) Date Filed:

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                                   M F S(SM)
                            INVESTMENT MANAGEMENT(R)

                   500 Boylston Street, Boston, MA 02116-3741

                                                               February 7, 2005

Dear Shareholder:

I am writing to ask for your vote on an important matter affecting your fund.

A shareholders' meeting is scheduled for Wednesday, March 23, 2005. At the meeting, all shareholders are being asked to vote on the election of trustees.

While you are, of course, welcome to join us at the shareholders' meeting on March 23, 2005, most shareholders vote by filling out, signing, and returning the enclosed proxy card. A postage-paid return envelope is enclosed for your convenience.

Your vote makes a difference. No matter what the size of your investment, your vote is important. The trustees of your fund recommend that you vote for the proposals, but however you decide to vote, it is important that you take the time to do so. By voting early, you can help save your fund the expense of additional mailings to solicit shareholder votes.

Information regarding the proposal is available in the proxy statement. If you have any questions or need additional information, please contact your investment professional or call MFS Service Center at 1-877-383-7949 any business day from 8 a.m. to 8 p.m. Eastern time. Thank you for your prompt vote.

    Sincerely,

/s/ Robert J. Manning

    Robert J. Manning

    President
    MFS Family of Funds(R)

                                                           CE-PRX-INS/2/05/180M